Exhibit 99.1

JOINT PRESS RELEASE

This is a joint press release by FedEx Corporation, FedEx Acquisition B.V. and TNT Express N.V. pursuant to the provisions of Section 16 paragraph 1 and Section 17 paragraph 1 of the Decree on Public Takeover Bids (Besluit openbare biedingen Wft, the Decree)  in connection with the recommended public offer by FedEx Acquisition B.V. for all the issued and outstanding ordinary shares in the share capital of TNT Express N.V., including all American depositary shares representing ordinary shares (the Offer). This announcement does not constitute an offer, or any solicitation of any offer, to buy or subscribe for any securities in TNT Express N.V. The Offer is made solely pursuant to the offer document, dated August 21, 2015 (the Offer Document), approved by the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten). Terms not defined in this press release will have the meaning as set forth in the Offer Document.

FedEx Declares Offer for TNT Express Unconditional

88.4% of all Shares Committed

Settlement Date will be 25 May 2016

Highlights

•                  88.4% of all TNT Express shares tendered and accepted

•                  All Offer Conditions have been satisfied or waived

•                  Settlement will take place on 25 May 2016

•                  Remaining TNT Express Shares can be tendered during the Post-Closing Acceptance Period, commencing on 19 May 2016 and ending on 1 June 2016

Memphis, Tennessee; Hoofddorp, the Netherlands — May 18, 2016 — FedEx Corporation (FedEx) (NYSE:FDX), FedEx Acquisition B.V. (the Offeror) and TNT Express N.V. (TNT Express) are pleased to announce that the Offeror has declared its recommended all-cash public offer for all the issued and outstanding ordinary shares in the share capital of TNT Express, including shares represented by American Depositary Receipts (the Shares), unconditional (doet gestand). All Offer Conditions, as described in the Offer Document, have been satisfied or (in whole or in part) waived.

“We are pleased with the outcome of the public share offer,” said David Bronczek, President and CEO, FedEx Express. “May 25, 2016 will be a profound moment in the history of these two great companies. Together, we will transform the global transportation industry, connecting even more people and possibilities around the world.”

Acceptance

In connection with the Offer, 484,982,585 Shares (including Shares represented by American depositary shares) have been tendered during the Acceptance Period that expired on 13 May 2016, representing 88.4% of the aggregate issued and outstanding ordinary share capital of TNT Express, and an aggregate value of approximately €3,879,860,680 (at an Offer Price of €8.00 (eight euro) in cash per Share). No treasury shares are held by TNT Express.

Settlement

With reference to the Offer Document, published on 21 August 2015, holders of Ordinary Shares who accepted the Offer shall receive an amount in cash of €8.00 (eight euro) (the Offer Price) and holders of ADSs who accepted the Offer shall receive a cash amount equal to the U.S. dollar equivalent of the Offer Price, calculated by the Offeror using the spot market exchange rate for the U.S. dollar against the euro published on Bloomberg at noon New York time on the day immediately prior to the date on which funds are received by Citibank, N.A. (the ADS Tender Agent), in its capacity as ADS Tender Agent to pay for the ADSs following the Unconditional Date.

Payment of the Offer Price will occur on 25 May 2016 (the Settlement Date). The Offeror currently does not hold any Shares. Following the Settlement of the Offer, the Offeror will hold at least 484,982,585 Shares, representing 88.4% of the issued and outstanding share capital of TNT Express.

Post-Closing Acceptance Period

The Offeror hereby announces that Shareholders, including holders of ADSs, who have not yet tendered their Shares under the Offer will have the opportunity to tender their Shares, under the same terms and conditions applicable to the Offer, in a Post-Closing Acceptance Period (na-aanmeldingstermijn) commencing at 09:00 hours Amsterdam time on 19 May 2016 and expiring at 17:40 hours Amsterdam time (11:40 hours New York time) on 1 June 2016 (the Post-Closing Acceptance Period). The Offeror has agreed that it will accept valid tender of book-entry ADSs until 17:00 hours New York time on 1 June 2016.

During the Post-Closing Acceptance Period, Shareholders have no right to withdraw Shares from the Offer, regardless whether their Shares have been validly tendered (or defectively tendered, provided that such defect has been waived by the Offeror) during the Acceptance Period or the Post-Closing Acceptance Period. A notice of guaranteed delivery will not be an effective means of tendering ADSs during the Post-Closing Acceptance Period.

The Offeror will publicly announce the results of the Post-Closing Acceptance Period and the total amount and total percentage of Shares held by it in accordance with Article 17, paragraph 4 of the Decree ultimately on the 3rd (third) Dutch Business Day following the last day of the Post-Closing Acceptance Period.

The Offeror will continue to accept for payment all Shares (including ADSs) validly tendered (or defectively tendered, provided that such defect has been waived by the Offeror) during the Post-Closing Acceptance Period and shall pay for such Shares (including ADSs) as soon as reasonably possible and, in any event no later than on the 5th (fifth) Dutch Business Day following the last day of the Post-Closing Acceptance Period.

Buy-Out

If, following the Settlement Date, and the Post-Closing Acceptance Period, the Offeror and/or its Affiliates, have acquired 95% (ninety-five per cent) or more of the aggregate issued and outstanding ordinary share capital (geplaatst en uitstaand gewoon kapitaal) of TNT Express, the Offeror will, as soon as possible, initiate a buy-out procedure (uitkoopprocedure) in accordance with Article 2:92a or 2:201a of the Dutch Civil Code and/or a takeover buy-out procedure in accordance with Article 2:359c of the Dutch Civil Code in order to acquire the remaining Shares not tendered and not held by the Offeror or TNT Express.

Asset Sale and Liquidation

If, following the Settlement Date, the Post-Closing Acceptance Period and a Minority Exit Opportunity, the Offeror and/or its Affiliates, have acquired less than 95% (ninety-five per cent) of the issued and outstanding ordinary share capital (geplaatst en uitstaand gewoon kapitaal) of TNT Express, the Offeror may choose to implement the Asset Sale and Liquidation of TNT Express. Reference is made to Section 6.16.3 (Asset Sale and Liquidation) of the Offer Document.

Remaining Shareholders who do not wish to tender their shares should carefully review Section 6.16.3 of the Offer Document and particularly note that if the Offeror elects to implement the Asset Sale and Liquidation and a Shareholder did not tender its Shares under the Offer, such Shareholder will receive the same amount of the Offer Price per Share that it would have received had it tendered its Shares under the Offer, without any interest being paid on such amount and with such amount being subject to any required withholding taxes and costs related to such Asset Sale and Liquidation.

The withholding taxes and other taxes, if any, imposed on such Shareholder may be different from, and greater than, the taxes imposed upon a Shareholder that tenders its Shares under the Offer. Consequently, if the Asset Sale is pursued, the net amount received by a Shareholder for Shares that are not tendered under the Offer (and who remains a Shareholder up to and including the time of the Asset Sale and any subsequent liquidation) will depend upon such Shareholder’s individual tax circumstances and the amount of any required withholding or other taxes, as further described in Section 11.1.8 (Asset Sale and Liquidation) of the Offer Document. With respect to the Shareholder Distribution, Dutch dividend withholding tax will be due at a rate of 15% (fifteen per cent) to the extent that Shareholder Distributions exceed the average paid-in capital of those Shares as recognized for purposes of Dutch dividend withholding tax.

Delisting

FedEx and TNT Express will seek to procure the delisting of the Shares from Euronext Amsterdam as soon as possible, and the termination of the listing agreement between TNT Express and Euronext Amsterdam in relation to the listing of the Shares. TNT Express also intends to terminate the ADS Deposit Agreement between TNT Express and the U.S. Depositary upon such delisting. These actions may adversely affect the liquidity and market value of any listed Shares not tendered. Reference is made to Section 6.14 (Liquidity and delisting) and Section 6.15 (Termination Deposit Agreement) of the Offer Document.

Further implications of the Offer being declared unconditional

Remaining Shareholders who do not wish to tender their Shares in the Post-Closing Acceptance Period should carefully review the sections of the Offer Document that further explain the intentions of the Offeror and/or FedEx, such as (but not limited to) Sections 6.13 (Intentions following the Offer being declared unconditional) up to and including 6.16.6 (Other measures), which describe certain implications to which they may become subject with their continued shareholding in TNT Express.

Announcements

Any further announcements in relation to the Offer will be issued by press release. Any joint press release issued by the Offeror and TNT Express will be made available on the websites of FedEx (http://investors.fedex.com) and TNT Express (www.tnt.com). Subject to any applicable requirements of the applicable rules and without limiting the manner in which the Offeror may choose to make any public announcement, the Offeror will have no obligation to communicate any public announcement other than as described above.

Further information

This announcement contains selected, condensed information regarding the Offer and does not replace the Offer Document and/or the Position Statement. The information in this announcement is not complete and additional information is contained in the Offer Document and the Position Statement.

Digital copies of the Offer Document are available on the website of TNT Express at http://www.tnt.com/corporate/en/site/home/investors/fedex_offer.html and on the website of FedEx at http://investors.fedex.com. Such websites do not constitute a part of, and are not included or referred to in, the Offer Document. Copies of the Offer Document are also available free of charge from TNT Express, the Settlement Agent, ADS Tender Agent and the Information Agent at the addresses mentioned below.

TNT Express:

TNT EXPRESS N.V.

Address: Taurusavenue 111, 2132 LS Hoofddorp, P.O. box 13000, 1100 KG Amsterdam, The Netherlands

Telephone: +31 88 393 9500

Fax: +31 88 393 3000

E-mail: investor.relations@tnt.com

The Settlement Agent:

ING BANK N.V.

Address: Foppingadreef 7, 1102 BD Amsterdam, The Netherlands

Telephone: + 31 20 563 6619 and +31 20 563 6546

Fax: + 31 20 563 6959

E-mail: iss.pas@ing.nl

The ADS Tender Agent:

CITIBANK, N.A.

Address: c/o Voluntary Corporate Actions, P.O. Box 43011, Providence, RI 02940-3011, United States of America

Telephone: +1 800 308 7887

The Information Agent:

GEORGESON EUROPE

Address: Westplein 11, 3016 BM Rotterdam, The Netherlands

Telephone:
European Toll Free Helpline: 00800-3915-3915

American Toll Free Helpline: +1 800 561 2871

Email: tnt@georgeson.com

About FedEx Corp.

FedEx provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $49 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 340,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, please visit www.fedex.com or contact:

Media
Patrick Fitzgerald
Phone +1 901 818 7300
Email: patrick.fitzgerald@fedex.com

Media Contact — Europe
Michelle Fresco
Burson-Marsteller
Mobile +31 (0)70 3021191
Email: michelle.fresco@bm.com

FedEx Investor Relations
Mickey Foster
Phone  +1 901 818 7468
Email: mickey.foster@fedex.com

About TNT Express

TNT Express is one of the world’s largest express delivery companies. On a daily basis, TNT Express delivers close to one million consignments ranging from documents and parcels to palletised freight. The company operates road and air transportation networks in Europe, the Middle East and Africa, Asia-Pacific and the Americas. TNT Express made €6.9 billion in revenue in 2015. For more information, please visit www.tnt.com/corporate or contact:

Media
Cyrille Gibot (TNT Express)
Phone +31 88 393 9390
Mobile +31 65 113 3104
Email: cyrille.gibot@tnt.com

Investor Relations
Gerard Wichers
Phone +31 88 393 9500
Email: gerard.wichers@tnt.com

Notice to US holders of TNT Express Shares

The Offer is being made for the securities of TNT Express, a public limited liability company incorporated under Dutch Law, and is subject to Dutch disclosure and procedural requirements, which are different from those of the United States. The Offer is being made in the United States in compliance with Section 14(e) of the U.S. Securities Exchange Act of 1934, as amended (the U.S. Exchange Act), and the rules and regulations promulgated thereunder, including Regulation 14E, and is subject to the exemptions provided by Rule 14d-1(d) under the U.S. Exchange Act and otherwise in accordance with the requirements of Dutch law. Accordingly, the Offer is subject to certain disclosure and other procedural requirements, including with respect to the Offer timetable and settlement procedures that are different from those applicable under U.S. domestic tender offer procedures and laws.

The receipt of cash pursuant to the Offer by a U.S. holder of TNT Express shares may be a taxable transaction for U.S. federal income tax purposes and under applicable state and local, as well as foreign and other, tax laws. Each holder of TNT Express shares is urged to consult his or her independent professional advisor immediately regarding the tax consequences of acceptance of the Offer.

It may be difficult for U.S. holders of TNT Express shares to enforce their rights and claims arising out of the U.S. federal securities laws, since TNT Express is located in a country other the United States, and some or all of its officers and directors may be residents of a country other than the United States. U.S. holders of TNT Express shares may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

To the extent permissible under applicable law or regulation, including Rule 14e-5 of the U.S. Exchange Act, in accordance with normal Dutch practice, FedEx and its affiliates or broker (acting as agent for FedEx or its affiliates, as applicable) may from time to time after the date hereof, and other than pursuant to the Offer, directly or indirect purchase, or arrange to purchase, ordinary shares of TNT Express that are the subject of the Offer or any securities that are convertible into, exchangeable for or exercisable for such shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. In no event will any such purchases be made for a price per share that is greater than the Offer price. To the extent information about such purchases or arrangements to purchase is made public in The Netherlands, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of TNT Express of such information. No purchases will be made outside the Offer in the United States by or on behalf of FedEx. In addition, the financial advisors to FedEx may also engage in ordinary course trading activities in securities of TNT Express, which may include purchases or arrangements to purchase such securities.

Restrictions

The distribution of this press release may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, FedEx and TNT Express disclaim any responsibility or liability for the violation of any such restrictions by any person. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. Neither FedEx, nor TNT Express, nor any of their advisors assumes any responsibility for any violation by any of these restrictions. Any TNT Express shareholder who is in any doubt as to his or her position should consult an appropriate professional advisor without delay.

The information in this press release is not intended to be complete. For further information reference is made to the Offer Document. This announcement is for information purposes only and does not constitute an offer or an invitation to acquire or dispose of any securities or investment advice or an inducement to enter into investment activity. In addition, the Offer made pursuant to the Offer Document is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities or other laws or regulations of such jurisdiction or would require any registration, approval or filing with any regulatory authority not expressly contemplated by the terms of the Offer Document.

Forward Looking Statements

Certain statements in this press release may be considered “forward-looking statements,” such as statements relating to the impact of this transaction on FedEx and TNT Express. Forward-looking statements include those preceded by, followed by or that include the words “anticipated,” “will,” “expected” or similar expressions. These forward-looking statements speak only as of the date of this release. Although FedEx and TNT Express believe that the assumptions upon which their respective financial information and their respective forward-looking statements are based are reasonable, they can give no assurance that these forward-looking statements will prove to be correct. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, FedEx’s ability to successfully operate TNT Express without disruption to its other business activities, FedEx’s ability to achieve the anticipated results from the acquisition of TNT Express, the effects of competition (in particular the response to the transaction in the marketplace), economic conditions in the global markets in which FedEx and TNT Express operate, and other factors that can be found in FedEx’s and its subsidiaries’ and TNT Express’ press releases and public filings.

Neither FedEx, nor any of its advisors, accepts any responsibility for any financial information contained in this press release relating to the business, results of operations or financial condition of FedEx or any of its groups. FedEx expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.